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                                                                   Exhibit 10.39

                                  AMENDMENT TO

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") by and between INCYTE GENOMICS, INC., a Delaware corporation (the "Company"), and James P. Merryweather (the "Executive"), is effective as of the 1st day of April, 2002.

         Whereas the Company and the Executive have entered into that certain Amended and Restated Employment Agreement effective as of November 26, 2001 (the "Agreement");

         Whereas the Company and the Executive desire to amend the Agreement to reflect the changed duties of the Executive in assuming the role of Executive Vice President of Business Development and Commercial Operations of the Company and to provide additional incentives to the Executive to continue to be employed by the Company in such capacity; and

         Whereas the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Agreement to so provide:

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Section 1(f) of the Agreement shall be amended to add at the end of such section the following sentence:

         "Notwithstanding the foregoing, Good Reason shall not include the changed duties of Executive in assuming the role of Executive Vice President of Business Development and Commercial Operations of the Company."

         2. Section 3(b)(i) of the Agreement shall be amended to add the following paragraph in between the existing two paragraphs of such section:

             "In addition, if the Date of Termination shall occur on or prior to April 1, 2003, the Company shall pay to the Executive, in addition to the amounts set forth above, $200,000; provided, however, that as a condition to such additional payment, the Executive shall execute and deliver to the Company, in a form satisfactory to the Company, a general release of claims."

         3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Except as expressly set forth above, the terms and provisions of Agreement shall continue in full force and effect from and after the date hereof.

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         IN WITNESS WHEREOF, the Executive and the Company, through its duly authorized Officer, have executed this Amendment to be effective as of the day and year first above written.

                                    EXECUTIVE

                                    /s/ James P. Merryweather
                                    --------------------------------------------

                                    COMPANY


                                    By /s/ Paul A. Friedman
                                       -----------------------------------------

                                    Its Chief Executive Officer
                                        ----------------------------------------

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